EXHIBIT 10.61
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                             STOCK COLLAR AGREEMENT




                            HOMEGROWN HOLDINGS CORP.
                             A DELAWARE CORPORATION

                                       AND

                                ANDREW M. MARTIN

                                       RE:

                  PUT AND CALL OPTIONS FOR 1,677,691 SHARES OF
                     COMMON STOCK OF ANNIE'S HOMEGROWN, INC.









                                                                     DATED AS OF
                                                                DECEMBER 2, 1999

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         This STOCK COLLAR AGREEMENT (the "Agreement") is entered into as of this 2nd day of December, 1999, by and between HOMEGROWN HOLDINGS CORP., a Delaware corporation, ("HOLDINGS") and ANDREW M. MARTIN ("SELLER").

         NOW THEREFORE the parties hereto agree as follows:

SECTION 1.  STOCK COLLAR.

         SECTION 1.1. STOCK COLLAR. HOLDINGS is hereby granted an option (the "Call Option") to purchase from SELLER 1,677,691 shares (the "Shares") of common stock, $.001 par value per share (the "Common Stock"), of ANNIE'S HOMEGROWN, INC., a Delaware corporation (the "COMPANY"); and SELLER shall have an option (the "Put Option") (the Call Option and the Put Option are together called the "Collar") to require HOLDINGS to purchase the Shares from him. The Call Option shall be exercisable at the times and in the amounts described below; and the Put Option shall be exercisable with respect to those Shares with respect to which the Call Option has become exercisable fifteen (15) days after the Call Option has become exercisable.

         SECTION 1.2. EXERCISE PRICE. The exercise price of the Call Option shall be $2.00 per share; and the exercise price for the Put Option shall be $1.92 per share (in each case as adjusted for stock dividends or stock splits). If, however, the Internal Revenue Service adopts regulations under section 1259 of the Code that (a) retroactively apply to this Collar, and (b) would characterize this Collar as a constructive sale because of the closeness of the exercise prices, then the Put Option exercise price shall be adjusted prospectively as mutually agreed between the parties hereto so as to widen the range of the Collar to the extent necessary to avoid such a characterization, but in no case shall the Call Option exercise price be above $2.00 or the Put Option exercise price be below $1.60 per share (in each case as adjusted for stock dividends or stock splits).

         SECTION 1.3. TRANSFER INSTRUCTIONS. Transfer of the Shares is currently restricted by Irrevocable Stock Transfer Instructions dated July 27, 1995 (the "Original Instructions") directed to the Bank of Boston as the COMPANY's transfer agent; as amended pursuant to a First Addendum thereto also dated as of July 27, 1995 (the "Additional Instructions"). The Original and Additional Instructions (the "Instructions") were required by the Massachusetts Division of Securities in connection with the direct public offering of the COMPANY's common stock that occurred in 1995.

         The Original Instructions apply to 750,000 Shares owned by SELLER and 750,000 shares of Common Stock owned by Ann E. Withey ("WITHEY") (the "Covered Shares"). Among several methods for the sale of the Covered Shares, Section 2.a. of the Original Instructions permit the sale of 25% of the Covered Shares on each of the 6th, 7th, 8th and 9th anniversaries of the Original Instructions.
Section 2(i) of the Additional Restrictions apply to any other shares of Common Stock (besides the Covered Shares) owned by SELLER; and among several methods for the sale of such shares, permit the sale of such shares at the rate of 1% of the shares of the COMPANY's outstanding common stock during any three-month period.

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         SECTION 1.4. EXERCISE DATES. The exercise dates of the Collar shall occur so as to apply to the Shares as quickly as possible under Section 2(a) of the Original Instructions and Section 2(i) of the Additional Instructions as now in effect. Such exercise shall be as follows:

         (a) with respect to the Covered Shares, the exercise dates will be July 27, 2001, 2002, 2003 and 2004 (the "Covered Share Exercise Dates"), and the SELLER shall receive as purchase price for the Covered Shares with respect to which a Call or Put Option is exercised in connection with each Covered Share Exercise Date an amount equal to the applicable exercise price set forth in
               Section 1.2 above multiplied by the 187,500 Covered Shares (as adjusted for stock dividends or stock splits) which shall become available under the Instructions on each Covered Share Exercise Date; and

         (b) with respect to all other Shares owned by the SELLER, the exercise dates shall be the Closing Date, as hereinafter defined, and the date of each three-month anniversary of the Closing Date thereafter (the "Other Share Exercise Dates"), and the SELLER shall receive as the purchase price for the Shares with respect to which a Call or Put Option is exercised in connection with the Other Share Exercise Dates an amount equal to the applicable exercise price set forth in Section 1.2 above multiplied by the one percent (1%) of the total number of shares of Common Stock issued and outstanding on the date hereof (as adjusted for stock dividends or stock splits) which shall become available on each Other Share Exercise Date.

         SECTION 1.5. TRANSFER OF THE SHARES. The actual transfer and sale of and payment for the Shares shall occur as permitted by Section 2(a) of the Original Instructions and Section 2(i) of the Additional Instructions as in effect on the date hereof, provided, however, that the title and beneficial interest of the Shares shall transfer to HOLDINGS at such earlier time as the Commonwealth of Massachusetts permits and the applicable Call Option is exercised (any Shares so transferred are hereinafter referred to as "Early Shares"), provided, further, that payment for the Early Shares shall nevertheless be made in accordance with the schedule set forth in Section 1.4 above, and any payments due on the Early Shares shall be represented by delivery by HOLDINGSprior to transfer of the Early Shares of a non-interest-bearing Promissory Note for the principal sum due for the Early Shares (which amount shall equal $2.00 per Early Share with respect to which a Call Option is exercised pursuant hereto), in a form mutually agreed to by HOLDINGS and the SELLER. As the Shares become transferable to HOLDINGS, either as the result of an exercise of a Call Option by HOLDINGS, or as the result of the exercise of a Put Option by the Seller, SELLER shall transfer or cause the transfer of the Shares to the escrow agent (the "Escrow Agent") under the Pledge Agreement described in Section 1.6 below, to hold on behalf HOLDINGS, subject to a pledge for the benefit of SELLER and WITHEY as described therein. Until the Shares are sold and transferred, they shall be subject to an irrevocable proxy pursuant to an agreement about such proxy between HOLDINGS and SELLER (the "Irrevocable Proxy Agreement") and pursuant to which a representative of HOLDINGS shall act as the proxy for SELLER and vote the Shares commencing at the Closing, as defined herein. The Irrevocable Proxy shall terminate if and when HOLDINGS fails to exercise any installment of the Call Option within fifteen (15) days of having the right to do so, and such failure continues for five (5) days after notice from SELLER that the Call Option has not been exercised.

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         SECTION 1.6. SECURITY. To secure payment by HOLDINGS of the purchase price for the Shares, HOLDINGS shall enter into a Pledge Agreement (the "Pledge Agreement") benefiting SELLER and WITHEY pursuant to which any Shares owned by HOLDINGS shall be pledged together with the subordinated promissory note of the COMPANY and the preferred stock of the COMPANY which HOLDINGS is acquiring concurrently with the Closing under this Agreement (collectively the "Collateral"). The Pledge Agreement shall be substantially in the form attached hereto as Exhibit "A" hereto, providing for the customary protections and remedies in favor of the parties and shall remain in existence until the purchase price for the Shares has been paid in full (provided, however, that as such purchase price is paid, collateral shall be released from the Pledge Agreement so long as the aggregate value of the remaining collateral, not including any Early Shares within the collateral except to the extent payment has actually been made for them, as further described in the Pledge Agreement, is equal to 200% of the purchase price remaining to be paid). As additional security, HOLDINGS shall obtain a standby letter of credit in the amount of $300,000 for the benefit of SELLER in form to be mutually agreed to between HOLDINGS and SELLER, such letter of credit (the "Letter of Credit") to be issued by a nationally-recognized banking institution with assets of at least $10 million. The Letter of Credit shall terminate after the payment by HOLDINGS to SELLER of eight (8) consecutive quarterly payments pursuant to Section 1.4 above.

SECTION 2. CLOSING.

         SECTION 2.1. THE CLOSING DATE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, on December 2, 1999 or on such other date as shall be agreed upon by the parties (the "Closing Date"), the parties shall execute this Agreement, and SELLER and HOLDINGS shall execute and deliver to each other an Irrevocable Proxy Agreement substantially in the form attached hereto as Exhibit "B" naming HOLDINGS' chosen representative as the proxy (the "Proxy") to vote the Shares during the life of the Irrevocable Proxy Agreement, in return for HOLDINGS' promise to pay the purchase price and delivery of the Pledge Agreement securing payment for the Shares.

         The closing of the transactions under this Agreement (the "Closing") shall take place at the offices of Kirkpatrick & Lockhart LLP, located at 75 State Street, Boston, MA, on the Closing Date. The Closing shall be deemed to have been effective as of 11:59 p.m. on the Closing Date.

         SECTION 2.2. DELIVERY AND TRANSFER. At the Closing, the parties shall exchange executed copies of this Agreement and the Irrevocable Proxy Agreement against the promise of payment therefor by HOLDINGS and delivery of the Pledge Agreement as security for payment by HOLDINGS and in the case that HOLDINGS exercises its Call Option with respect to the first set of Shares with respect to which the Call Option has become exercisable, payment of the appropriate amount due on such Shares.

         SECTION 2.3. SUBSEQUENT DELIVERIES AND TRANSFERS. Upon each exercise of a Call or Put Option, HOLDINGS shall deliver payment for the Shares as to which the Call or Put Option to SELLER has been exercised within fifteen (15) days after the date of exercise of such Option,

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and SELLER shall assign and deliver such Shares to HOLDINGS within fifteen (15)
days after receipt of payment therefor. HOLDINGS shall promptly cause the Shares assigned and delivered to it to be transferred to it on the books of the Company.

SECTION 3. REPRESENTATIONS AND WARRANTIES BY SELLER

         SELLER hereby represents and warrants except as disclosed on the Schedule attached hereto, as of the date hereof as follows:

         SECTION 3.1. POWER OF TRANSFER. SELLER has all necessary power and authority to own, use and transfer the Shares and to transact the business being conducted with HOLDINGS as permitted under the consistent with the Instructions.

         SECTION 3.2. NO CONFLICT. Neither the execution and delivery of this Agreement nor compliance with any of the provisions therein, nor the consummation of the transactions contemplated thereby, will:

         (a) conflict with or result in a breach of any provision of any shareholder agreement;

         (b) result in a default, or give rise to any right of termination, cancellation or acceleration, under any term, condition or provision of any contract, encumbrance or other instrument or obligation to which SELLER, is a party or by which it or any of the Shares may be bound; or

         (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to SELLER, or any of the Shares.

         SECTION 3.3. TITLE TO SHARES. SELLER has good and marketable title to the Shares. Except as provided in the Instructions, the Shares are not subject to any mortgage, pledge, lien, lease, security interest, encumbrance or obligation not yet due and payable, which materially detracts from the value of the Shares.

         SECTION 3.4. COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of and compliance with this Agreement, will not result in a breach or violation of or constitute a material default under any legal instrument or document nor create any violation, breach or default which singularly or in the aggregate would (a) have a material adverse affect on the Shares; (b) require any consent or waiver (which has not been obtained), or (c) result in the creation of a pledge, lien, encumbrance, or charge on any of the Shares (except as provided herein under the Pledge Agreement).

         SECTION 3.5. LEGAL PROCEEDINGS, BUSINESS, ETC. There is no legal, equitable, administrative or arbitration action, suit, proceeding or known investigation pending or, to the best knowledge of Seller, threatened against or affecting SELLER or any of the Shares. There is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against SELLER which would

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affect the Shares and, to the best knowledge of SELLER, there is no basis for any such action, suit, proceeding or investigation. SELLER is not in default with respect to any order, injunction or decree of any court or governmental department, commission, board or agency, and no such order, injunction or decree is now in effect which restrains the sale of the Shares.

         SECTION 3.6. CONSENTS AND APPROVALS. No consent, approval, order, authorization or registration, qualification, designation, declaration, or filing with any person including any federal, state, or local governmental authority on SELLER's part is required in connection with the valid execution, delivery and performance of this Agreement or the consummation of any other transaction contemplated by hereby, except registration and qualification (or filings with respect to exemptions from qualification) under the Federal securities laws and applicable Delaware laws, which qualifications will have been obtained and will be effective on the Closing Date unless adequate exemptions from such qualifications are then available.

SECTION 4. REPRESENTATIONS AND WARRANTIES BY HOLDINGS.

         HOLDINGS hereby represents and warrants to SELLER, as of the date hereof as follows:

         SECTION 4.1. ORGANIZATION. HOLDINGS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HOLDINGS has all necessary power and authority to own, use and transfer its properties and assets and to transact the business being conducted under this Agreement and the Irrevocable Proxy Agreement, as well as the Investment and Stock Purchase Agreement to be entered into between HOLDINGS and the COMPANY (the "Investment and Stock Purchase Agreement").

         SECTION 4.2. AUTHORIZATION. HOLDINGS has all necessary corporate power and authority to enter into this Agreement as well, as the Investment and Stock Purchase Agreement. Once this Agreement has been duly executed and delivered by HOLDINGS it will constitute a legal, binding and valid obligation of HOLDINGS, enforceable against HOLDINGS in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or equity.)

         SECTION 4.3. CONSENTS AND APPROVALS. No consent, approval, authorization of, or declaration, filing or registration with, any person including any federal, state or local governmental or regulatory authority, or any other person or entity is required to be made or obtained by HOLDINGS in connection with the execution, delivery and performance of this Agreement or the Investment and Stock Purchase Agreement.

         SECTION 4.4. NO CONFLICT OR VIOLATION. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of or a conflict with any provision of the Certificate of Incorporation of HOLDINGS or a breach thereof, or a default under, of any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization, or concession to which HOLDINGS is a party, which breach or default would have a material adverse effect on

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the business or financial condition of HOLDINGS or its ability to consummate the transactions contemplated hereby.

SECTION 5. CONVENANTS.

         SECTION 5.1. EXPENSES OF THE PARTIES. Except as otherwise expressly provided in this Agreement, each of the parties hereto shall pay all of its expenses incurred in connection with the preparation, negotiation, authorization and consummation of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, legal counsel and accountants.

         SECTION 5.2. FURTHER ASSURANCES. Each party shall cooperate with the others, take such further action, and execute and deliver such further documents, as may be reasonably requested by any other party in order to carry out the terms and purposes of this Agreement.

         SECTION 5.3. DIVIDENDS. The parties hereby acknowledge that until the Shares are sold and transferred to HOLDINGS hereunder, any dividends on such unsold Shares shall be for the account of SELLER.

         SECTION 5.4. PROPORTIONATE EXERCISE OF CALL OPTIONS. Simultaneous with the Closing of this Agreement, HOLDINGS is entering into a Stock Collar Agreement with WITHEY (the "Withey Stock Collar Agreement"), pursuant to which HOLDINGS may exercise a call option (the "Withey Call Option") similar to the Call Option described herein with respect to 900,000 shares of Common Stock of the Company owned by WITHEY (the "Withey Shares"). The Withey Call Option shall be exercisable on the same dates as the Call Option under this Agreement. HOLDINGS agrees, on each exercise date, until the purchase of all of the Shares under this Agreement or the purchase of all of the shares under the Withey Stock Collar Agreement, to exercise its Call Option under this Agreement and its call option under the Withey Stock Collar Agreement with respect to the same number of shares of Common Stock.


SECTION 6. CONDITIONS TO PERFORMANCE OBLIGATIONS.

         SECTION 6.1. CONDITIONS TO HOLDINGS' PERFORMANCE OBLIGATIONS. The obligations of HOLDINGS to complete the transactions provided for herein shall be subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES: All representations and warranties of Seller contained in this Agreement shall be true and correct in all respects as of this date;

         (b) SIMULTANEOUS CLOSING OF TRANSACTIONS WITH THE COMPANY. The Investment and Stock Purchase Agreement and the other agreements contemplated thereby, shall close simultaneously with the Closing under this Agreement;

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         (c)   PRE-CLOSING OBLIGATIONS: SELLER shall have performed all
               obligations required to be performed under this Agreement, the performance of which has not been waived by HOLDINGS;

         (d) CONSENTS FOR HOLDINGS. All notices, filings, consents, waivers and approvals required to be obtained by HOLDINGS concerning this Agreement and the Investment and Stock Purchase Agreement shall have been given, made or obtained, as the case may be, by HOLDINGS;

         (e) NO BAR: There shall not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor shall there have been any action, suit, proceeding or known investigation instituted or threatened, nor shall any law or regulation have been enacted or any action taken thereunder, which would, in HOLDINGS' reasonable judgment, restrain or prohibit, make illegal, or subject HOLDINGS to material damage as a result of, the consummation of the transactions contemplated by this Agreement;

         (f) CONSENT OF HOLDERS OF OTHER SECURITIES: On or prior to the Closing Date, any consent or approvals required to be obtained from any holder or holders of any outstanding securities of COMPANY which shall be necessary to permit the consummation of the transactions contemplated by the Investment and Stock Purchase Agreement between COMPANY and HOLDINGS shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to HOLDINGS.

         (g) SIMULTANEOUS CLOSINGS. The Withey Stock Collar Agreement and an Irrevocable Proxy Agreement (the "Withey Irrevocable Proxy Agreement") between HOLDINGS and WITHEY shall close simultaneously with the Closing under this Agreement.

         (h) IRREVOCABLE PROXY. The Irrevocable Proxy Agreement between SELLER and HOLDINGS substantially in the form attached hereto as Exhibit "B" shall be in effect.

         (i) OTHER MATTERS: HOLDINGS shall have received such other instruments and documents as shall have been reasonably requested by counsel to HOLDINGS on or before the Closing Date.

         SECTION 6.2. CONDITIONS TO THE OBLIGATIONS OF SELLER. The obligations of SELLER to complete the transactions provided for herein shall be subject, at its election, to satisfaction on or before the Closing Date of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES: All representations and warranties of HOLDINGS contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except as may be otherwise provided in this Agreement); and

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         (b)   PRE-CLOSING OBLIGATIONS: HOLDINGS shall have performed all obligations required to be performed by it hereunder, the performance of which has not been waived by SELLER.

         (c) DUE AUTHORIZATION: HOLDINGS execution and delivery of this Agreement, its compliance with the provisions hereof and the consummation of all of the transactions contemplated hereby shall have been duly and validly authorized by all necessary action on the part of HOLDINGS, and SELLER shall have received a duly certified copy of all actions taken by HOLDINGS' Board of Directors, chief executive officer and the chief financial officer effecting the same;

         (d) CONSENTS BY HOLDINGS, ETC.: All notices, filings, consents, waivers and approvals required to be obtained shall have been given, made or obtained, as the case may be, by HOLDINGS, and SELLER shall have received a true copy of each thereof;

         (e) NO BAR: There shall not be in effect any judgment, decree or order of, or position taken by, any court or administrative body of competent jurisdiction, nor shall there have been any action, suit, proceeding or known investigation instituted or threatened, nor shall any law or regulation have been enacted or any action taken thereunder, which would, in SELLER's reasonable judgment, restrain or prohibit, make illegal, or subject SELLER to material damage as a result of, the consummation of the transactions contemplated hereby;

         (f) SIMULTANEOUS CLOSINGS OF OTHER TRANSACTIONS. The Investment and Stock Purchase Agreement, and the other agreements contemplated thereby, and the Withey Stock Collar Agreement and the Withey Irrevocable Proxy Agreement, shall close simultaneously with the Closing under this Agreement.

         (g) OTHER MATTERS: SELLER shall have received such other instruments and documents as shall have been reasonably requested by them on or before the Closing Date.

SECTION 7. INVESTMENT REPRESENTATION AND RESTRICTIONS.

         SECTION 7.1. RESTRICTED SECURITIES. HOLDINGS understands that the securities it is purchasing are characterized as restricted securities under Federal laws because they were acquired from SELLER in a transaction not involving a public offering and that under such laws and applicable regulations the securities may be resold without registration under Federal securities laws only in certain limited circumstances. HOLDINGS represents, and in entering into this Agreement, SELLER understands, that HOLDINGS is acquiring the Shares for the purpose of investment and not with a view to the distribution thereof, and that HOLDINGS has no present intention of selling, negotiating or otherwise disposing of the Shares; it being

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understood, however, that the disposition of HOLDINGS' property will at all times be and remain within its control.

         SECTION 7.2. NOT FOREIGN INVESTOR. HOLDINGS is not a foreign investor as defined by the United States Department of Commerce, and therefore HOLDINGS will not be required to file any Form BE-13 with the Department of Commerce.

         SECTION 7.3. LEGENDS. It is further understood by HOLDINGS that the certificates evidencing the Shares shall be endorsed with the following legends, or a legend to similar effect:

         (a) FEDERAL LEGEND. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (1) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, (2) IN COMPLIANCE WITH RULE 144, OR (3) UNDER AN OPINION OF COUNSEL, SATISFACTORY TO ANNIE'S HOMEGROWN, INC. THAT SUCH REGISTRATION OR COMPLIANCE IS NOT REQUIRED AS TO SAID SALE, OFFER OR DISTRIBUTION.

         (b) OTHER LEGENDS. Any other legends required by applicable state blue sky law which shall not be inconsistent with the Instructions.

SECTION 8. MISCELLANEOUS.

         SECTION 8.1. POWERS AND RIGHTS NOT WAIVED; REMEDIES CUMULATIVE. No delay or failure on the part of either party in the exercise of any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each party are cumulative and no waiver or consent, given or extended to the other party, shall extend to or affect any obligation or right not expressly waived or consented to.

         SECTION 8.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties and their heirs, executors, successors and assigns and shall inure to the benefit of and be binding upon each of the parties and their successors and assigns.

         SECTION 8.3. SURVIVAL OF COVENANTS AND REPRESENTATIONS. All covenants, representations and warranties made by the parties herein, whether or not in connection with the Closing Date, will survive the closing and the delivery of this Agreement.

         SECTION 8.4. SEVERABILITY. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision will not affect the validity or unenforceability of any remaining portion, which remaining portion will remain in force and effect as if this

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Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or portion which may, for any reason, be hereafter declared invalid or unenforceable.

         SECTION 8.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with ]Delaware law.

         SECTION 8.6. SUBMISSION TO JURISDICTION. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purpose of any legal action or proceeding in any such court with respect to, or arising out of, this Agreement or any other agreement, contract or instrument executed and delivered in connection therewith.

         SECTION 8.7. CAPTIONS. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         SECTION 8.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting air original but all together only one agreement.

         SECTION 8.9. ENTIRE AGREEMENT. This Agreement and the other documents delivered under it constitute the full and entire understanding and agreement between the parties with respect to the subject matter of this Agreement and such other documents, and supercedes all previous agreement and understandings, written or oral, concerning the subject matter of this Agreement and such other documents.

         SECTION 8.10. AMENDMENT AND WAIVER. This Agreement may be amended only by a writing executed by each of the parties hereto. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, shall be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

         SECTION 8.11. TAX CONSEQUENCES. The parties each acknowledge and agree that they have sought independent advice as to the tax consequences of the transactions contemplated hereby, and that no party hereto makes any representation or warranty, express or implied, to any other party with respect thereto.

         SECTION 8.12. ASSIGNMENT. No party shall assign or attempt to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of each of the other parties hereto.

         SECTION 8.13. NOTICES, ETC. Each notice, report, demand, waiver, consent and other communication required or permitted to be given hereunder shall be in writing and shall be sent

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(a) by registered or certified first-class mail, postage prepaid and return receipt requested, (b) by Federal Express or comparable overnight courier, or
(c) by telecopier, addressed as follows:

         If to HOLDINGS:                    John Foraker
                                            Homegrown Holdings Corp.
                                            854 "A" Street
                                            Davis, CA 95616

         with a copy to:                    Dickenson, Peatman & Fogarty
                                            809 Coombs Street
                                            Napa, CA  94559
                                            Attn:  C. Richard Lemon, Esq.
                                            Telecopier:  (707) 255-6876

         If to SELLER:                      Andrew Martin
                                            P.O. Box 8487
                                            Tauroa Station
                                            Matangi RD, Havelock North
                                            New Zealand
                                            Telecopier:  011-646-874-7735


         With a copy to:                    Davis & Gilbert LLP
                                            1740 Broadway
                                            New York, NY 10019
                                            Attn: Michael Lasky, Esq.
                                            Telecopier: (212) 468-4888

         SECTION 8.14. ATTORNEYS' FEES. In the event any party incurs costs in enforcing this Agreement, the prevailing party in any subsequent litigation shall be entitled to full reimbursement of their expenses of enforcement including attorneys' fees. This right shall survive and not merge into any judgment obtained by a party hereto.

         SECTION 8.15. NO THIRD PARTY BENEFICIARY. The provisions of this Agreement are for the benefit only of the parties hereto, and no third party may seek to enforce, or benefit from, these provisions. The parties specifically disavow any desire or intention to create any third party beneficiary hereunder, and specifically declare that no person or entity, except for the parties and their successors-in-interest, shall have the right hereunder, nor any right or enforcement hereof.

         SECTION 8.16. NO RELIANCE ON OTHER INFORMATION. Except for the representations and warranties in this Agreement, neither HOLDINGS nor SELLER nor other person acting for them makes any other representation or warranty, express or implied, with respect to the transactions contemplated by the Agreement, whether oral or written, whether by HOLDINGS or SELLER or any of their representatives or agents or any other person.

                                * * * * * * * * *

         WHEREAS the parties enter into this Agreement on the date set forth above.


                                            HOMEGROWN HOLDINGS CORP.

                                            By: /s/ John Foraker
                                               --------------------------------
                                            Title: President
                                                   ----------------------------


                                            SELLER

                                            /s/ Andrew M. Martin
                                            -----------------------------------
                                            ANDREW M. MARTIN